Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report, dated January 25, 2017, on the financial statements and financial highlights of Deutsche Small Cap Value Fund (one of the funds of Deutsche Value Series, Inc.), included in the Annual Report to Shareholders for the year ended November 30, 2016, which are also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14 (File No. 333-220129).

We also consent to the references to our firm under the caption "Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated March 16, 2017, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A, No. 033-18477) of the Deutsche Small Cap Value Fund, Deutsche Mid Cap Value Fund, and Deutsche CROCI Equity Dividend Fund (three of the funds of Deutsche Value Series, Inc.) and is incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the references to us that appear under the headings “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement and in the Agreement and Plan of Reorganization (Appendix B to the Prospectus/Proxy Statement).

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 3, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form N-14 of Deutsche Investment Trust (“Registration Statement”) of our report dated November 18, 2016, relating to the financial statements and financial highlights of Deutsche Small Cap Core Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Other Information About The Funds”, “Financial Highlights”, and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, MA

October 4, 2017